Exhibit 99.1

NEWS RELEASE
For Immediate Release

Contact:	Pat Reynolds	Greg Hudgison
	Investor Relations	Corporate Communications
	(706) 649-4973	(706) 644-0528
Synovus Determines Distribution Ratio for Spin-Off of TSYS
     December 19, 2007, Columbus, GA — Synovus (NYSE: SNV), the Columbus, Georgia-based financial services company, today announced the distribution ratio for the previously-announced spin-off to Synovus’ shareholders of the shares of TSYS common stock currently owned by Synovus. On December 31, 2007, Synovus will distribute .484 of a share of TSYS common stock for each share of Synovus common stock outstanding as of 5:00 p.m. Eastern time on December 18, 2007, the record date. Synovus shareholders will receive cash in lieu of fractional shares for amounts of less than one TSYS share.
     Synovus currently owns 80.6% of TSYS. The distribution of the 159,630,980 TSYS shares owned by Synovus will be made to Synovus shareholders on a pro rata basis on December 31, 2007. The spin-off will be tax-free to Synovus and its shareholders.
     Synovus is mailing an Information Statement to Synovus shareholders of record as of the record date, with details about the spin-off of TSYS. The Information Statement will be available on Synovus’ website at www.synovus.com.
     For additional information, registered shareholders of Synovus should contact Synovus’ transfer agent, BNY Mellon Shareowner Services, by phone at 1-800-503-8903. Holders of Synovus common stock who hold their shares through a broker, bank or other nominee should contact such broker, bank or other nominee directly.
About Synovus
     Synovus (NYSE: “SNV”) is a financial services holding company with $34 billion in assets based in Columbus, Georgia. Synovus provides commercial and retail banking, as well as investment services, to customers through 37 banks, 440 ATMs, and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee; and electronic payment processing through an 81-percent stake in TSYS (NYSE: “TSS”), one of the world’s largest companies for outsourced payment services. The company focuses on its unique decentralized customer delivery model, position in high-growth Southeast markets and commitment to being a great place to work to ensure the delivery of unparalleled customer experiences. Synovus has been named one of “The 100 Best Companies to Work For” in America by FORTUNE magazine, and has been recognized in its Hall of Fame for consecutive appearances on the list since its inception in 1998. See Synovus on the Web at www.synovus.com.
Forward-Looking and Cautionary Statements
     This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements identified by words or phrases such as “potential,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “assume,” “outlook,” “continue,” “seek,” “plans,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. These statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. There can be no assurance that these transactions will occur or that the expected benefits associated therewith will be achieved. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond our ability to control or predict. These factors include, but are not limited to, those found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.